EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-8 Registration Statements of PacifiCare Health Systems, Inc. and in the related Prospectuses pertaining to the 1996 Stock Option Plan for Officers and Key Employees, the 1996 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc., the 1997 Premium Priced Stock Option Plan, the Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, the 2000 Employee Plan and the 2001 Employee Stock Purchase Plan, and in the Forms S-3 and S-4 Registration Statements (numbers 333-74812, 333-102909 and 333-91704) of PacifiCare Health Systems, Inc. and in the related Prospectuses of our report dated January 30, 2003 (except Note 11,as to which the date is March 21, 2003) with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                                                                       /s/ ERNST & YOUNG LLP

Irvine, California
March 21, 2003